QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-56996, 333-96825 and 333-110905 on Form S-8 and Registration Statement No. 333-116543 on Form S-3 of our reports dated March 14, 2005, relating to the consolidated financial statements of deCODE genetics, Inc., and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of deCODE genetics, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 14, 2005

QuickLinks

  Exhibit 23.1